Exhibit 5.1

September 29, 2003

The PMI Group, Inc.,

        3003 Oak Road,

                Walnut Creek, California 94597.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”) by The PMI Group, Inc., a Delaware corporation (the “Company”), of $800,000,0000 aggregate amount of its senior and subordinated debt securities, warrants, purchase contracts, units comprised of the foregoing, preferred stock, depositary shares representing preferred stock and shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Shares”), including the Shares initially issuable upon conversion, exercise or exchange of any securities that are convertible into or exercisable or exchangeable for Shares (collectively, the “Securities”) and the stock purchase rights related to the Shares (the “Rights”) to be issued pursuant to the Agreement, dated as of January 26, 1998, between the Company and Mellon Investor Services LLC (successor to ChaseMellon Shareholder Services, L.L.C.), as Rights Agent (the “Rights Agent”), we, as your counsel, have examined such corporate records, certificates and other documents, including the resolutions of the Company’s Board of Directors authorizing the issuance of the Securities (the “Resolutions”), and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, we advise you that, in our opinion:

(1)    Debt Securities. The indentures relating to the senior debt securities and the subordinated debt securities, in the forms filed as exhibits to the registration statement relating to the Securities and the Rights (the “Registration Statement”), have been duly authorized by the Company. When the Registration Statement has become effective under the Act, when the indentures relating to the senior debt securities or the subordinated debt securities, as the case may be, have been duly executed and delivered substantially in the respective forms so filed, when the terms of the debt securities and of their issuance and sale have been duly established in conformity with the applicable indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and when the debt securities have been duly executed and authenticated in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions, the debt securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The debt securities covered by the opinion in this paragraph include any debt securities that may be issued as part of units or upon exercise or otherwise pursuant to the terms of any other Securities, as well as any purchase contracts or units that may be issued under the indentures relating to the debt securities.

(2)    Warrants. When the Registration Statement has become effective under the Act, when the terms of the warrant agreements under which the warrants are to be issued have been duly established and the warrant agreements have been duly executed and delivered, when the terms of the warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement and when the warrants have been duly executed and authenticated in accordance with the applicable warrant agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The warrants covered by the opinion in this paragraph include any warrants that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

(3)    Purchase Contracts. When the Registration Statement has become effective under the Act, when the terms of the governing instruments or agreements under which the purchase contracts are to be issued have been duly established and the governing documents have been duly executed and delivered, when the terms of the purchase contracts and of their issuance and sale have been duly established in conformity with the applicable governing documents and when the purchase contracts have been duly executed and authenticated in accordance with the applicable governing documents and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the purchase contracts will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The purchase contracts covered by the opinion in this paragraph include any purchase contracts that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

(4)    Units. When the Registration Statement has become effective under the Act, when the terms of the unit agreements under which the units are to be issued have been duly established and the unit agreements have been duly executed and delivered, when the terms of the units and of their issuance and sale have been duly established in conformity with the applicable unit agreements and when the units have been duly executed and authenticated in accordance with the applicable unit agreements and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The units covered by the opinion in this paragraph include any units that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

(5)    Preferred Stock. When the Registration Statement has become effective under the Act, when the terms of the preferred stock and of its issuance and sale have been duly established in conformity with the Company’s certificate of incorporation, when an appropriate certificate of designations with respect to the preferred stock has been duly filed with the Secretary of State of the State of Delaware and when the preferred stock has been duly issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the preferred stock will be validly issued, fully paid and non-assessable. The preferred stock covered in the opinion in this paragraph includes any preferred stock that may be represented by depositary shares or may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

(6)    Depositary Shares. When the Registration Statement has become effective under the Act, when the terms of the deposit agreement under which the depositary shares are to be issued have been duly established and the deposit agreement has been duly executed and delivered, when the terms of the depositary shares and of their issuance and sale have been duly established in conformity with the deposit agreement, when the preferred stock represented by the depositary shares has been duly delivered to the depositary and when the depositary receipts evidencing the depositary shares have been duly issued against deposit of the preferred stock in accordance with the deposit agreement and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the depositary receipts evidencing the depositary shares will be validly issued and will entitle the holders thereof to the rights specified in the depositary shares and the deposit agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The depositary shares covered by the opinion in this paragraph include any depositary shares that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

(7)    Common Stock. When the Registration Statement has become effective under the Act, when the terms of the issuance and sale of the Shares have been duly established in conformity with the Company’s certificate of incorporation, and when the Shares have been duly issued and sold as contemplated by the Registration Statement, and if all of the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Shares will be validly issued, fully paid and non-assessable. The Shares covered in the opinion in this paragraph include any Shares that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

(8)    Rights.    Assuming that the Board of Directors of the Company, after fully informing itself with respect to the Rights Agreement and the Rights and after giving due consideration to all relevant matters, determined that the execution and delivery of the Rights Agreement and the issuance of the Rights thereunder would be in the best interests of the Company and its stockholders, and assuming further that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent, then when the Registration Statement has become effective under the Act and the Shares have been validly issued and sold as contemplated by the Registration Statement or the Shares have been validly issued upon conversion, exercise or exchange of any Securities that are convertible into or exercisable or exchangeable for Shares, the Rights attributable to the Shares will be validly issued.

In connection with our opinion set forth in paragraph (8) above, we note that the question whether the Board of Directors of the Company might be required to redeem the Rights at some future time will depend upon the facts and circumstances existing at that time and, accordingly, is beyond the scope of such opinion.

We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible. We have assumed, without independent verification, that the governing documents under which the Securities are to be issued, as well as the purchase contracts, if applicable, will have been duly authorized, executed and delivered by all parties thereto other than the Company and that the signatures on documents examined by us are genuine. We have further assumed that the issuance or delivery by the Company of any securities other than the Securities, or of any other property, upon exercise or otherwise pursuant to the terms of the Securities will be effected pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. Finally, we have assumed that the authority granted in the Resolutions will remain in effect at all relevant times.

We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the headings “Validity of Securities” in the Prospectus and “Validity of Securities” in the Prospectus Supplement relating to the Hybrid Income Term Security Units and “Validity of Common Stock” in the Prospectus Supplement relating to the Company’s Common Stock. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/    SULLIVAN & CROMWELL LLP